Exhibit 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-Q of ConnectM Technology Solutions, Inc. for the period ended March 31, 2025, I, Mahesh Choudhury, Chief Executive Officer of ConnectM Technology Solutions, Inc., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1)Such Quarterly Report on Form 10-Q of ConnectM Technology Solutions, Inc. for the period ended March 31, 2025, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)The information contained in such Quarterly Report on Form 10-Q of ConnectM Technology Solutions, Inc. for the period ended March 31, 2025, fairly presents, in all material respects, the financial condition and results of operations of ConnectM Technology Solutions, Inc.

/s/ Mahesh Choudhury
Mahesh Choudhury

(Principal Financial Officer)

August 22, 2025